                                                                    Exhibit 10.1





                       EXCLUSIVE PATENT LICENSE AGREEMENT

                                     BETWEEN

                         THE UNIVERSITY OF TEXAS SYSTEM

                                       AND

                          COLLATERAL THERAPEUTICS, INC.

                                TABLE OF CONTENTS


         RECITALS                                                      PAGE  3

1.       EFFECTIVE DATE                                                PAGE  3

2.       DEFINITIONS                                                   PAGE  3

3.       WARRANTY, SUPERIOR RIGHTS                                     PAGE  4

4.       LICENSE                                                       PAGE  5

5.       PAYMENTS AND REPORTS                                          PAGE  6

6.       SPONSORED RESEARCH                                            PAGE  8

7.       TERM AND TERMINATION                                          PAGE  8

8.       INFRINGEMENT BY THIRD PARTIES                                 PAGE 10

9.       ASSIGNMENT                                                    PAGE 10

10.      PATENT MARKING                                                PAGE 10

11.      INDEMNIFICATION                                               PAGE 10

12.      USE OF NAME                                                   PAGE 10

13.      CONFIDENTIAL INFORMATION                                      PAGE 10

14.      PATENTS AND INVENTIONS                                        PAGE 11

15.      GENERAL                                                       PAGE 12

         SIGNATURES                                                    PAGE 14

         Exhibit I                                                     PAGE 15

         Exhibit 2                                                     PAGE 16


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                       EXCLUSIVE PATENT LICENSE AGREEMENT

THIS Agreement (AGREEMENT) is between the Board of Regents (BOARD) of The University of Texas System (SYSTEM), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, on behalf of the University of Texas Southwestern Medical Center at Dallas (UT SOUTHWESTERN), a component institution of SYSTEM, and Collateral Therapeutics, Inc. (LICENSEE), a Delaware corporation having a principal place of business located at 11622 El Camino Real, San Diego, California 92130.


                                                     RECITALS

A. BOARD owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER, which were developed at UT SOUTHWESTERN.

B. BOARD desires to have the LICENSED SUBJECT MATTER developed and used for the benefit of LICENSEE, INVENTOR, BOARD, and the public as outlined in BOARD's Intellectual Property Policy.

C. LICENSEE wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER.

D. LICENSEE intends to sponsor research relating to LICENSED SUBJECT MATTER at UT SOUTHWESTERN to further develop LICENSED SUBJECT MATTER and to identify related technologies and will execute a sponsored research agreement (SPONSORED RESEARCH AGREEMENT) in the form attached hereto as Exhibit 2 concurrently with the execution of this AGREEMENT.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties agree as follows:

                                1. EFFECTIVE DATE

This AGREEMENT is effective August 15, 2000 (EFFECTIVE DATE).

                                 2. DEFINITIONS

As used in this AGREEMENT, the following terms have the meanings indicated:

2.1 AFFILIATE means any business entity more than 50% owned by LICENSEE, any business entity which owns more than 50% of LICENSEE, or any business entity that is more than 50% owned by a business entity that owns more than 50% of LICENSEE.

2.2 ANTISENSE THERAPY means therapeutic use of oligonucleotides or modified oligonucleotides that bind in a sequence specific manner to DNA or mRNA.

2.3 FIELD means GENE THERAPY for treatment of heart disease and heart failure.

2.4 GENE THERAPY means therapeutic use of a designated gene (including therapeutic use of a homolog or derivative, or gene product thereof) which may be incorporated into vectors or other carriers, in a pharmaceutical composition that is administered by in vivo delivery (i.e. introduced inside the body) or by ex vivo delivery (i.e. introduced into cells or other complexes outside of the body which are subsequently introduced into the body). GENE THERAPY specifically excludes ANTISENSE THERAPY.

2.5 INVENTOR means Dr. Eric N. Olson and any potential co-inventor(s) working under the direct supervision of Dr. Olson.

2.6 LICENSED PRODUCT means any product or service SOLD by LICENSEE comprising LICENSED SUBJECT MATTER pursuant to this AGREEMENT.

2.7 LICENSED SUBJECT MATTER means inventions, discoveries and processes covered by PATENT RIGHTS and/or TECHNOLOGY RIGHTS within FIELD.

2.8 NET SALES means the gross revenues received by LICENSEE from the SALE of LICENSED PRODUCTS less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation prepaid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

2.9 PATENT RIGHTS means BOARD's rights in information or discoveries covered in patents, and/or patent applications, whether domestic or foreign, and all divisionals, continuations. continuations- in-part, reissues, reexaminations or extensions thereof, and any letters patent that issue thereon: (i) as defined in Exhibit 1 attached hereto; or (ii) discovere,. conceived and/or reduced to practice during the term of and directly related to or resulting from the research performed under the SPONSORED RESEARCH AGREEMENT and for use within FIELD.

2.10 SALE, SELL OR SOLD means the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE.

2.11 TECHNOLOGY RIGHTS means BOARD's rights in technical information, know-how, processes, procedures, compositions, devices, methods. formulas, protocols, techniques, software, designs, drawings or data which are not covered by PATENT RIGHTS but which are useful and/or necessary for practicing the PATENT RIGHTS and which: (i) were created by INVENTOR at UT SOUTHWESTERN before the EFFECTIVE DATE or (ii) are created by INVENTOR at UT SOUTHWESTERN during the term of and directly related to or resulting from the research performed under the SPONSORED RESEARCH AGREEMENT and for use within FIELD.

                          3. WARRANTY: SUPERIOR RIGHTS

3.1 Except for the rights, if any, of the crovernment of the United States of America (GOVERNMENT), as set forth below, BOARD represents and warrants (1) that it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, (2) that it has the sole right to grant licenses thereunder, (3) its belief that it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted to LICENSEE, and (4) that it will not knowingly grant licenses thereunder to any other entity that would restrict rights granted to LICENSEE hereunder.

3.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the GOVERNMENT and, if so, that the GOVERNMENT may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the GOVERNMENT's rights under any agreement and any applicable law or regulation. If there is a conflict between any agreement, applicable law or regulation and this AGREEMENT, the terms of the GOVERNMENT agreement, applicable law or regulation shall prevail.

3.3 LICENSEE understands and acknowledges that BOARD, by this AGREEMENT, makes no representation as to the operability or fitness for any use, safety, efficacy, approvability by regulatory authorities, time and cost of development, patentability, and/or breadth of the LICENSED SUBJECT MATTER. BOARD, by this AGREEMENT, also makes no representation (other than those provided above under Section 3.1) as to whether there are any patents now held, or which will be held, by others or by BOARD which may be dominant or subordinate to PATENT RIGHTS, nor does BOARD make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD.

3.4 LICENSEE, by execution hereof, acknowledges, covenants and agrees that it has not been induced in any way, other than by the covenants, premises, representations and warranties contained herein, by BOARD, SYSTEM, UT SOUTHWESTERN or its employees, to enter into this AGREEMENT, and further warrants and represents, based on the foregoing, that (1) it has conducted sufficient due diligence with respect to all items and issues pertaining to this AGREEMENT and all other matters pertaining to this AGREEMENT; and (2) LICENSEE has adequate knowledge and expertise, or has utilized knowledgeable and expert consultants, to adequately conduct the due diligence, and agrees to accept all risks inherent herein.

                              4. LICENSE AND OPTION

4.1 BOARD hereby grants to LICENSEE a royalty-bearing, exclusive worldwide license under LICENSED SUBJECT MATTER to manufacture, have manufactured, import, use, offer for SALE and/or SELL LICENSED PRODUCTS for use within FIELD. This grant is subject to the payment by LICENSEE to BOARD of all consideration as provided herein, and is further subject to rights retained by BOARD to:

         a. publish the general scientific findings from research related to LICENSED SUBJECT MATTER subject to the terms of Article 13, Confidential Information; and

         b. use LICENSED SUBJECT MATTER for research, teaching and other educationally-related purposes.

4.2 LICENSEE may extend the license granted herein to any AFFILIATE if the AFFILIATE consents in writing to be bound by this AGREEMENT to the same extent as LICENSEE. LICENSEE must deliver to BOARD a true and accurate copy of such written agreement, and any modification or termination thereof, within 30 days after execution, modification or termination.

4.3 LICENSEE may grant sublicenses consistent with this AGREEMENT if LICENSEE is responsible for the operations of its sublicensees relevant to this AGREEMENT as if the operations were carried out by LICENSEE, including the payment of royalties whether or not paid to LICENSEE by a sublicensee. LICENSEE must deliver to BOARD a true and correct copy of each sublicense granted by LICENSEE, and any modification or termination thereof, within 30 days after execution, modification, or termination. When this AGREEMENT is terminated, BOARD and UT SOUTHWESTERN agree to accept as successors to LICENSEE existing sublicensees in good standing at the date of termination provided that the sublicensees consent in writing to be bound by all the terms and conditions of this AGREEMENT.

4.4 For a 3 year period commencing with the EFFECTIVE DATE, BOARD grants LICENSEE an exclusive option (OPTION) to negotiate an exclusive, royalty-bearing, worldwide license for inventions, discoveries and intellectual properties related to LICENSED SUBJECT MATTER that were developed by INVENTOR at UT SOUTHWESTERN and: (i) which result from research conducted under funding sources other than the SPONSORED RESEARCH AGREEMENT; and (ii) which are not otherwise obligated to any other third party; and (iii) which are directed to GENE THERAPY for use within FIELD. This exclusive right to negotiate a license will extend for a 6 month period (OPTION PERIOD) commencing with receipt by LICENSEE of a written description of the invention from UT SOUTHWESTERN. Upon UT SOUTHWESTERN's written notification to LICENSEE of any such new invention, discovery or intellectual property, LICENSEE shall have 30 days to notify UT SOUTHWESTERN of its election to maintain it OPTION rights to the technology. LICENSEE will pay all patent expenses incurred by UT SOUTHWESTERN during the OPTION PERIOD for inventions, discoveries and intellectual properties which are included under the OPTION, not to exceed $9,000, unless LICENSEE notifies UT SOUTHWESTERN in writing within the first 30 days of the OPTION PERIOD that it does not wish to maintain its OPTION to such invention. LICENSEE may exercise its option at any time during the OPTION PERIOD by notifying BOARD and UT SOUTHWESTERN in writing of its intent to exercise this option. If LICENSEE exercises its OPTION. BOARD and UT SOUTHWESTERN agree to diligently negotiate with LICENSEE for an exclusive, royalty-bearing, worldwide license. Such license will include reasonable and customary economic terms (i.e., royalties and/or other payments) as the parties shall mutually agree upon. In the event that the parties are unable to successfully negotiate an exclusive license agreement within 90 days after LICENSEE exercises it OPTION, either party may supply the other with written notice of its intent to terminate license negotiations. If license negotiations are terminated, LICENSEE will, for an additional 3 month period retain the right to obtain an exclusive, worldwide, royalty-bearing license for such invention for the same consideration set forth in any new proposed license agreement that UT SOUTHWESTERN might negotiate with any other party, provided that the consideration to be provided as part of the new proposed license agreement between UT SOUTHWESTERN and such third party is less than the consideration offered by LICENSEE in its last proposal before termination of license negotiations. Upon UT SOUTHWESTERN'S written notification to LICENSEE of any such new proposal, LICENSEE shall have 10 days to notify UT SOUTHWESTERN of its election.

                             5. PAYMENTS AND REPORTS

5.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE will pay BOARD the following:

         a. a non-refundable license documentation fee in the amount of $400,000, due and payable within 30 days of LICENSEE's receipt of a fully executed AGREEMENT from BOARD;

         b. a license reissue fee in the amount of $125,000, due and payable on or before the first anniversary of the EFFECTIVE DATE;

         c. an annual license reissue fee in the amount of $50,000, due and payable on each anniversary of the EFFECTIVE DATE beginning on the second anniversary;

         d.       a running royalty equal to 1.5% of NET SALES for LICENSED
         PRODUCTS,

         e. all expenses incurred by UT SOUTHWESTERN in filing, prosecuting, enforcing and maintaining PATENT RIGHTS, for so long as, and in such countries as this AGREEMENT remains in effect. UT SOUTHWESTERN will invoice LICENSEE within 30 days of the EFFECTIVE DATE and on a quarterly basis thereafter, beginning for expenses incurred by UT SOUTHWESTERN after the EFFECTIVE DATE. The invoiced amounts will be due and Payable by LICENSEE within 30 days; and

         f. a sublicense fee of fifty percent (50%) of all consideration, other than research and development money, received by LICENSEE from either (1) any sublicensee pursuant to Paragraph 4.3 herein above, or
         (2) any assignee pursuant to Article 9 hereinbelow, including but not limited to, royalties, up-front payments, marketing, distribution, franchise, option. license, or documentation fees, bonus and milestone payments and equity securities (to the extent that such consideration is transferred to LICENSEE in exchange for the sublicense pursuant to Paragraph 4.3 herein above or the assignment pursuant to Article 9 hereinbelow) within 30 days of LICENSEE's receipt of any such consideration. The value of any equity securities will be calculated as the average market value of the class of stock involved for 5 consecutive days preceding the transfer to LICENSEE. In cases where consideration for the sublicense is met by payment to LICENSEE's of a premium over the market value, BOARD will also share 50% of the premium over market value paid to LICENSEE.

5.2 In the event of late payments to BOARD due under Article 5, a penalty of 10% p.a. of the amount due will be assessed and due additionally from LICENSEE for each such late payment.

5.3 During the term of this AGREEMENT and for 1 year thereafter, LICENSEE agrees to keep complete and accurate records of its and its sublicensees' SALES and NET SALES under the license granted in this AGREEMENT in sufficient detail to enable the royalties payable hereunder to be determined. LICENSEE agrees to permit BOARD or its representatives, at BOARD's expense and with 14 days written notice, to periodically examine its books, ledgers, and records during regular business hours for the purpose of and to the extent necessary to verify any report required under this AGREEMENT. If the amounts due to BOARD are determined to have been underpaid by more than 10%, LICENSEE will pay the cost of the examination and all overdue amounts with accrued interest at 20% per annum.

5.4 Within 30 days after June 30 and December 31 of each year of the valid term of this AGREEMENT, beginning immediately after the first SALE, LICENSEE must deliver to BOARD a true and accurate written report, even if no payments are due BOARD, giving the particulars of the business conducted by LICENSEE and its sublicensee(s), if any exist, during the preceding 6 calendar months under this AGREEMENT as are pertinent to calculating payments hereunder. This report will include at least:

         a.       the total quantities of LICENSED PRODUCTS produced, and

         b. the total SALES by country, product, quantity and extended dollars SOLD, and the conversion factor used to convert to United States dollars; and

         c.       the calculation of royalties thereon; and

         d.       the total royalties computed and due BOARD; and

         e.       all other amount due BOARD herein.

Simultaneously with the delivery of each report, LICENSEE must pay to BOARD the amount, if any, due for the period of each report.

5.5 On or before each anniversary of the EFFECTIVE DATE, irrespective of having a first SALE or offer for SALE, LICENSEE must deliver to BOARD a written progress report as to LICENSEE's (and any sublicensee's) efforts and accomplishments during the preceding year toward diligently commercializing LICENSED SUBJECT MATTER and LICENSEE's (and sublicensee's) commercialization plans for the upcoming year.

5.6 All amounts payable here by LICENSEE must be paid in United States dollars without deductions for taxes, assessments, fees, or charges of any kind. Royalties accruing on SALES in countries other than the United States must be paid in United States dollars in amounts based on the rate of exchange as quoted in the Wall Street Journal (WSJ) as of the last business day of the reporting period. If the WSJ does not publish any such rate, a comparable rate publication will be agreed upon from time to time by the parties. and with respect to each country for which such rate is not published by the WSJ or in a comparable publication, the parties will use the prevailing rate for bank cable transfers for such date, as quoted by leading United States banks in New York City dealing in the foreign exchanae market. Check must be payable to UT SOUTHWESTERN and sent to:

                  UT Southwestern Medical Center at Dallas
                  Office for Technology Development
                  5323 Harry Hines Boulevard
                  Dallas, Texas  75390-9094
                  ATTN: Director for Technology Development

                              6. SPONSORED RESEARCH

LICENSEE and UT SOUTHWESTERN have entered into, concurrently with this AGREEMENT, a SPONSORED RESEARCH AGREEMENT in the form attached hereto as
Exhibit 2.

                             7. TERM AND TEMINATION

7.1 The term of this AGREEMENT is from the EFFECTIVE DATE to the full end of the term or terms for which PATENT RIGHTS have not expired or, if only TECHNOLOGY RIGHTS are licensed and no PATENT RIGHTS are applicable, for a period of 20 years.

7.2 Any time after the later of either 3 years from the EFFECTIVE DATE or 2 years following the termination of the SPONSORED RESEARCH AGREEMENT, BOARD and UT SOUTHWESTERN have the right to terminate this license in any national political jurisdiction to the extent it covers a LICENSED PRODUCT in such national political jurisdiction if LICENSEE, within 90 days after receiving written notice from UT SOUTHWESTERN of the intended termination, fails to provide written evidence satisfactory to UT SOUTHWESTERN that LICENSEE or its sublicensee(s) has commercialized or is actively and effectively attempting to commercialize a licensed invention within such jurisdiction(s). The following definitions apply to Article 7: (1) "commercialize" means having SALES of LICENSED PRODUCTS within such jurisdiction; (2) "attemptincy to Commercialize" means having SALES of LICENSED PRODUCTS or an effective, ongoing and active research and development program directed toward obtaining regulatory approval for LICENSED PRODUCTS within such jurisdiction, and/or a manufacturing, importing, marketing or sales program, as appropriate, directed toward production, importation and/or SALES of LICENSED PRODUCTS within or directed toward such jurisdiction, and has provided plans acceptable to UT SOUTHWESTERN, in its sole discretion, to commercialize licensed inventions within the jurisdiction(s) that UT SOUTHWESTERN intends to terminate.

7.3      This AGREEMENT will earlier terminate:

         a. automatically if LICENSEE becomes bankrupt or insolvent and/or if the business of LICENSEE is placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise; or

         b. upon 30 days written notice from BOARD if LICENSEE breaches or defaults on its obligation to make payments (if any are due) or reports, in accordance with the terms of Article 5 hereunder, unless, before the end of the 30 day period, LICENSEE has cured the breach or default and so notifies BOARD, stating the manner of the cure; or

         c. upon 90 days written notice if LICENSEE breaches or defaults on any other obligation under this AGREEMENT, unless, before the end of the 90 day period, LICENSEE has cured the breach or default and so notifies BOARD, stating the manner of the cure;or

         d. at any time by mutual written agreement between LICENSEE, UT SOUTHWESTERN and BOARD, upon 30 days written notice to all parties and subject to any terms herein which survive termination; or

         e.       by BOARD under the provisions of Paragraph 7.2 if invoked; or

         f. by LICENSEE upon 90 days written notice to BOARD provided that all payments then due are made to BOARD at the time of notice and subject to any terms herein which survive termination.

7.4 BOARD may terminate this AGREEMENT if LICENSEE terminates the SPONSORED RESEARCH AGREEMENT before its initial 3 year term expires for any reason other than material breach by UT SOUTHWESTERN and/or INVENTOR, unless LICENSEE pays all remaining funds due under the terms of the SPONSORED RESEARCH AGREEMENT within 30 days of written notice by BOARD of its intent to terminate this AGREEMENT.

7.5      If this AGREEMENT is terminated for any cause:

         a. nothing herein will be construed to release either party of any obligation matured prior to the effective date of the termination;

         b. after the effective date of the termination, LICENSEE will provide BOARD with a written inventory of all LICENSED PRODUCTS in process of manufacture, in use or in stock. LICENSEE may SELL any such LICENSED PRODUCTS within the 90 day period following such termination if it pays earned royalties thereon, and any other amount due pursuant to the terms of Article 5; and

         c. LICENSEE and BOARD will be bound by the provisions of Articles 11 (Indemnification), 12 (Use of Name), and 13 (Confidential Information) of this AGREEMENT.

                        8. INFRINGEMENT BY THIRD PARTIES

8.1 LICENSEE, at its expense, is entitled to enforce any patent exclusively licensed hereunder against infringement by third parties and it is entitled to retain recovery from such enforcement. LICENSEE must pay BOARD a royalty on any monetary recovery if the monetary recovery is for damages or a reasonable royalty in lieu thereof. If LICENSEE does not file suit against a substantial infringer of a patent within 6 months of written notice by BOARD, then BOARD may enforce any patent licensed hereunder on behalf of itself and LICENSEE, BOARD retaining all recoveries from such enforcement and/or reducing the license granted hereunder to non-exclusive to the extent it is directed to the infringing product or technique.

8.2 In any infringement suit or dispute, the parties agree to cooperate fully with each other, and hereby consent to being named as a party to the extent necessary to maintain the suit. At the request and expense of the party bringing suit, the other party will permit access to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

                                  9. ASSIGNMENT

Except in connection with a transfer by the sale of substantially all of LICENSEE's assets to a third party or by a merger or other business combination, which is considered to be a transfer by corporate reorganization and not a transfer by assignment, this AGREEMENT may not be assigned by LICENSEE without the prior written consent of BOARD, which will not be unreasonably withheld.

                               10. PATENT MARKING

LICENSEE must permanently and legibly mark all products, packaging and documentation manufactured or SOLD by it under this AGREEMENT with a patent notice as may be permitted or required under Title 35, United States Code.

                               11. INDEMNIFICATION

LICENSEE agrees to hold harmless and indemnify BOARD, INVENTOR, SYSTEM,UT SOUTHWESTERN, its Regents, officers, employees and agents from and against any claims, demands, or causes of action whatsoever (including without limitation those arising on account of any injury or death of persons or damage to property) caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by LICENSEE, its AFFILIATES or their officers, employees, agents or representatives.

                                 12. USE OF NAME

LICENSEE may not use the name of UT SOUTHWESTERN, SYSTEM, INVENTOR or BOARD without express written consent from UT SOUTHWESTERN and/or SYSTEM. BOARD may not use the name of LICENSEE, its AFFILIATES and/or its sublicensee, or their trademarks, without express written consent from LICENSEE, its AFFILIATES and/or its sublicensee.

                          13. CONFIDENTIAL INFORMATION

13.1 BOARD and LICENSEE each agree that all information forwarded to one by the other for the purposes of this AGREEMENT (1) Is to be received in strict confidence, (2) is to be used only for the purposes of this AGREEMENT, and (3) is not to be disclosed by the recipient party, its agents or employees without the prior written consent of the other party, except to the extent that the recipient party can establish by competent written proof that such information:

         a.       was in the public domain at the time of disclosure;

         b. later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns;

         c. was lawfully disclosed to the recipient party by a third party having the right to disclose it;

         d. was already known by the recipient party at the time of disclosure;

         e.       was independently developed by the recipient; or

         f. is required by law or regulation to be disclosed, provided however, that the disclosing party shall first give the other party written notice and adequate opportunity to object to such order for disclosure or to request confidential treatment.

13.2 Information shall not be deemed to be available to the public or to be in the recipient's possession merely because it:

         a. includes information that falls within an area of general knowledge available to the public or to the recipient (i.e., it does not include the specific information provided by the other party); or

         b. can be reconstructed in hindsight from a combination of information from multiple sources that are available to the public or to the recipient, if not one of those sources actually taught or suggested the entire combination, together with its meaning and importance.

13.3 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this AGREEMENT is in force and for a period of 5 years thereafter.

                           14. PATENTS AND INVENTIONS

If after consultation with LICENSEE, both parties agree that a patent application should be filed for LICENSED SUBJECT MATTER, BOARD will prepare and file the appropriate patent applications and such applications will be included under PATENT RIGHTS (the parties agree to timely amend Exhibit I when new matter is added under PATENT RIGHTS), and LICENSEE will pay all reasonable costs to prepare, file, prosecute and maintain same. If LICENSEE notifies BOARD that it does not intend to pay such costs, or if LICENSEE does not respond or make an effort to agree with BOARD on the disposition of rights in the subject invention, then BOARD may file an application at its own expense and LICENSEE will have no rights to such invention. BOARD shall retain the sole right to select the attorney responsible for diligently filing, prosecuting and maintaining any patents based on technology invented at UT SOUTHWESTERN. BOARD and/or its attorney will promptly provide LICENSEE a copy of any patent application for which LICENSEE has agreed to pay the cost of filing, as well as copies of any documents received or filed with the respective patent office during the prosecution thereof so that LICENSEE may be currently and promptly informed and apprised of the continuing prosecution, and may provide input and reasonable requests regarding such patent prosecution sufficiently in advance of applicable deadlines for filing any required response; provided, however, that if LICENSEE has not provided its input prior to the final deadline for filing a response or the BOARD must otherwise act unilaterally to preserve PATENT RIGHTS, then BOARD shall be free to do so without awaiting input by LICENSEE.

                                   15.GENERAL

15.1 This AGREEMENT and the SPONSORED RESEARCH AGREEMENT constitute the entire and only agreement between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements, and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by a written document signed by both parties.

15.2 Any notice required by this AGREEMENT must be given by facsimile transmission confirmed by personal delivery (including delivery by reputable messenger services such as Federal Express) or by prepaid, first class, certified mail, return receipt requested, addressed in the case of BOARD and UT SOUTHWESTERN to:

         Board of Regents
         The University of Texas System
         201 West 7th Street
         Austin, Texas  78701
         ATTENTION: Office of General Counsel
         Phone:  (512) 499-4462
         Fax:  (512) 499-4523

         UT Southwestern
         Peter H. Fitzgerald, Ph.D.
         Executive Vice President for Business Affairs
         5323 Harry Hines Boulevard
         Dallas, Texas  75390-9013
         Phone:  (214) 648-3572
         Fax:  (214) 648-3944

         UT Southwestern
         Ray Wheatley
         Director, Technology Development
         5323 Harry Hines Boulevard
         Dallas, Texas 75390-9094
         Phone:  (214) 648-1888
         Fax:  (214) 648-1889

         or in the case of LICENSEE to:

         Collateral Therapeutics
         Kathy Rooney
         Vice President, Administration
         11622 El Camino Real
         San Diego, CA  92130
         Phone:  (858) 794-3403
         Fax:  (858) 794-3462

or other addresses as may be given from time to time under the terms of this notice provision.

15.3 LICENSEE and BOARD must comply with all applicable national, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.

15.4 This AGREEMENT will be construed and enforced in accordance with the laws of the United States of America and of the State of Texas (including without limitation the applicable laws of jurisdiction and venue).

15.5 Failure of BOARD or LICENSEE to enforce a right under this AGREEMENT will not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

15.6 Headings are included herein for convenience only and shall not be used to construe this AGREEMENT.

15.7 If any part of this AGREEMENT is for any reason found to be unenforceable, all other parts nevertheless remain enforceable.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

15.8 Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this AGREEMENT for failure or delay in fulfilling or performing any term of this AGREEMENT when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

IN WITNESS WHEREOF, parties hereto have caused their duly authorized representatives to execute this AGREEMENT.



BOARD OF REGENTS OF THE                                     COLLATERAL THERAPEUTICS, INC.
UNIVERSITY OF TEXAS SYSTEM

By  /s/ Peter H. Fitzgerald, Ph.D.                          By  /s/ Kathy Rooney
    ---------------------------------------------               ------------------------------
    Peter H. Fitzgerald, Ph.D.                                  Kathy Rooney
    Executive Vice President for Business Affairs               Vice President. Administration
    UT Southwestern Medical Center at Dallas

Date  8-23-00                                               Date 8-15-00
      -----------------------                                    -----------------------


Approved as to Form:

By  /s/ Beth Lynn Maxwell, Ph.D., J.D.
    ---------------------------------------------
    Beth Lynn Maxwell, Ph.D., J.D.
    Office of General Counsel
    UT System

Date  21 August 2000
      -----------------------


Approved at to Conent:

By  /s/ Dennis K. Stone, M.D.
    ---------------------------------------------
    Dennis K. Stone, M.D.
    Vice President for Technology Development
    UT Southwestern Medical Center at Dallas

Date  22 August 2000
      -----------------------



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